THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	25.44
Market price	US$	27.75
Premium/(discount)		9.08%
Fund size	US$	257.9	m
Source: State Street Corporation

At July 31, 2005	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	-0.2	4.2
Year to date	5.0	7.7
One year	16.4	29.2
Three years %pa	24.3	17.5
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY

The Hong Kong indices rose again, boosted by a strong performance from oil companies and telecom stocks. Just three companies — PetroChina, China Mobile and CNOOC — explain 105% of MSCI China’s 8.9% gain ytd. The smaller cap, management-owned companies, which the Fund continues to prefer, have been becalmed, despite good business fundamentals and low valuations. The managers feel unqualified to bet on the direction of the oil price, especially when all the major oil companies in China are state-owned and liable to act in national, rather than shareholder, interests. We therefore have no direct exposure to the sector.
The biggest news of the month was the People’s Bank of China’s announcement on July 21st that the Renminbi (Rmb) exchange rate was to move from being pegged to the US dollar to being linked to a basket of currencies. The Rmb exchange rate against the US dollar was adjusted from 8.28 to 8.11, a 2.1% revaluation. This was a small revaluation, which in itself will have a very limited effect on any Chinese company. Theoretically it is slightly bad news for exporters and commodity producers and good news for importers and those companies geared in US dollar. In our portfolio, the breakdown between domestic companies and exporters is roughly 70:30. Our portfolio companies are therefore, to a limited extent, net beneficiaries of this revaluation.
Note, though, that this is not a simple re-pegging: it is a move to a link to a basket of currencies (make-up unspecified). If the US dollar were to resume its rise against the euro and yen, therefore, based upon growing interest rate differentials, the Rmb might be expected to depreciate against the US dollar. The political effects of the revaluation are, perhaps, more important than the economic. Ahead of Hu Jin-tao’s state visit to the US in September, this move provides the proponents of free trade with some ammunition to use against growing US protectionist sentiment, showing that China is making gradual progress towards a more flexible currency regime.
We would like to thank investors in the Fund for their support of the rights offering completed on July 29th. 4,250,000 shares were issued at a price of US$26.27, which represented a premium to the net asset value of the Fund on the day of issue. The Fund received over US$110 million in additional investment opportunities. The main purpose of the rights offering was to increase the assets of the Fund available for investment opportunities, including, in particular, opportunities to invest in the A Share market in China. This market, in which foreign investors so far represent less than 1% of total market capitalization, started to rally from an eight-year low at the month end, following the Rmb revaluation. The radical share reform program now underway in the domestic market is making good progress. Our first A-share investment, the utility company Shenergy, is offering a compensation package of a number of bonus shares for every 10 held; we expect to receive these shares at the end of August.
Chris Ruffle, Martin Currie Inc
INVESTMENT STRATEGY

The Fund was 97.4% invested, ahead of the receipt of the proceeds from the rights offering, forecast for August 4th. Of the 59 stocks held in the portfolio, three are unlisted. There was little change to the portfolio in July. We added to our positions in the cheap, large coal producer, Shenhua Energy, and China’s leading IC fab, SMIC. We sold positions in Weichai, on signs of a slow down in heavy truck demand, and Guangshen Rail, where funding from an A-share has been delayed indefinitely.
Chris Ruffle, Martin Currie Inc
DIRECT INVESTMENT MANAGER’S COMMENTARY

The limited revaluation of the Rmb announced on July 21st will have a negligible immediate effect on the Fund’s private equity portfolio. We believe it to be a positive indication of the strength of the Chinese economy.
The main immediate influence on the private equity market has been a number of substantial regulatory changes announced in the first half of the year. Over time these will lead to a more transparent and attractive market which will benefit the Fund. In the short term, though, they are leading to some delays in getting the formal regulatory approvals needed to close deals.
teco Optronics has seen a significant diminution in profitability due to difficult trading conditions in the Organic light emitting diode (OLED) market. New capacity has come to the market ahead of demand, leading to severe margin erosion. Teco is considering a number of restructuring options. Consequently the book value of the Fund’s investment has been written down to US$150,000 from c. US$587,000 on July 8th.

FUND DETAILS

Market cap	US$279.8m
Shares outstanding	10,138,287
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management
Source: State Street Corporation.
ASSET ALLOCATION

Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	19.1%	11.3%
Information technology	18.8%	26.8%
Consumer discretionary	14.1%	6.6%
Utilities	11.2%	5.4%
Consumer staples	7.4%	0.9%
Materials	7.1%	6.4%
Telecommunications	6.2%	7.5%
Financials	4.7%	29.1%
Healthcare	3.4%	—
Energy	2.5%	6.0%
A’ share access product	2.9%	—
Other assets & liabilities	2.6%	—

Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	-0.2	-2.3
Year to date	5.0	-15.2
Three years %pa	24.3	38.4
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (7.0%)

CDW Holdings Ltd	Information technology	4.5%
Captive Finance	Financials	1.2%
Global e Business	Information technology	1.2%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (44.6%)

Chaoda Modern Agriculture	Consumer staples	5.2%
Xinao Gas	Utilities	4.3%
Anhui Expressway	Utilities	3.8%
Shenzhen Expressway	Utilities	3.2%
Taiwan Green Point	Information technology	3.1%
Merry Electronics	Consumer discretionary	3.0%
Synnex Technologies	Consumer discretionary	2.9%
Tripod Technology	Information technology	2.6%
BYD	Industrials	2.6%
Solomon Systech	Information technology	2.6%
TPV Technology	Industrials	2.6%
China Netcom	Telecommunications	2.5%
Comba Telecom Systems	Telecommunications	2.2%
Weichai Power	Consumer discretionary	2.0%
Zijin Mining	Materials	2.0%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	-0.2	-0.4	5.0	16.4	24.3	16.1	8.1
MSCI Golden Dragon	4.2	9.8	7.7	29.2	17.5	-0.3	n/a
Hang Seng Chinese Enterprise	8.3	13.3	11.0	21.8	37.2	19.0	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2005 Bloomberg LP for the Hang Seng Chinese Enterprise.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of July 31, 2005.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of July 31, 2005.
DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.57
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27
Short term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.10
Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT JULY 31, 2005

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						56.6%
Chaoda Modern Agriculture	682 HK	HK$	3.1	34,089,900	13,372,629	5.2%
Xinao Gas	2688 HK	HK$	6.2	13,976,000	11,054,758	4.3%
Anhui Expressway	995 HK	HK$	5.4	13,938,000	9,680,225	3.8%
Shenzhen Expressway	548 HK	HK$	3.0	21,494,000	8,293,345	3.2%
BYD	1211 HK	HK$	16.0	3,225,000	6,657,267	2.6%
Solomon Systech	2878 HK	HK$	2.5	20,698,000	6,588,625	2.6%
TPV Technology	903 HK	HK$	5.1	9,968,000	6,538,369	2.6%
China Netcom	906 HK	HK$	11.9	4,253,000	6,481,939	2.5%
Comba Telecom Systems	2342 HK	HK$	2.8	16,118,000	5,700,791	2.2%
Weichai Power	2338 HK	HK$	18.8	2,192,000	5,286,072	2.0%
Zijin Mining	2899 HK	HK$	1.7	24,800,000	5,262,921	2.0%
Golden Meditech	8180 HK	HK$	1.3	27,900,000	4,844,279	1.9%
Li Ning	2331 HK	HK	3.3	11,400,000	4,838,492	1.9%
China Shenhua Energy	1088 HK	HK$	8.3	4,536,500	4,813,556	1.9%
Semiconductor Manufacturing	981 HK	HK$	1.7	22,035,000	4,676,148	1.8%
China Fire Safety	8201 HK	HK$	0.7	50,380,000	4,470,936	1.7%
Sinotrans	598 HK	HK$	2.4	12,835,000	3,961,853	1.5%
China Oilfield Services	2883 HK	HK$	3.0	9,546,000	3,621,885	1.4%
Fountain Set	420 HK	HK$	3.9	6,714,000	3,324,553	1.3%
China Travel	308 HK	HK$	2.4	10,000,000	3,118,911	1.2%
TCL Multimedia Technology	1070 HK	HK$	1.4	15,988,000	2,961,064	1.1%
Asia Aluminium	930 HK	HK$	0.9	23,250,000	2,631,460	1.0%
FU JI Food & Catering	1175 HK	HK$	7.0	2,844,000	2,542,176	1.0%
Natural Beauty Bio-Technology	157 HK	HK$	0.6	32,780,000	2,445,278	0.9%
Ocean Grand Chemicals	2882 HK	HK$	1.1	17,379,000	2,414,014	0.9%
Beiren Printing Machinery	187 HK	HK$	2.2	7,000,000	1,958,161	0.8%
China Rare Earth	769 HK	HK$	0.9	15,254,000	1,765,702	0.7%
Yanzhou Coal Mining	1171 HK	HK$	6.4	1,887,600	1,529,473	0.6%
China Shineway Pharmaceutical	2877 HK	HK$	2.6	4,435,000	1,483,058	0.6%
Asia Zirconium	395 HK	HK$	0.9	13,196,000	1,425,650	0.6%
Nanjing Dahe Outdoor Media	8243 HK	HK$	0.2	37,500,000	1,012,842	0.4%
Sino Golf	361 HK	HK$	0.7	10,303,000	967,337	0.3%
Arcontech	8097 HK	HK$	0.1	18,386,000	236,472	0.1%

Taiwan						25.0%
Taiwan Green Point	3007 TT	NT$	120.0	2,155,749	8,117,034	3.1%
Merry Electronics	2439 TT	NT$	81.3	3,012,016	7,683,618	3.0%
Synnex Technologies	2347 TT	NT$	46.1	5,165,604	7,463,949	2.9%
Tripod Technology	3044 TT	NT$	64.2	3,334,095	6,716,313	2.6%
Wintek	2384 TT	NT$	53.0	2,908,209	4,836,369	1.9%
Cathay Financial	2882 TT	NT$	63.7	2,331,000	4,659,074	1.8%
Fubon Financial	2881 TT	NT$	31.2	4,453,952	4,360,317	1.7%
Cheng Shin Rubber	2105 TT	NT$	35.6	3,805,974	4,245,447	1.6%
Data Systems Consulting	2447 TT	NT$	28.6	4,237,987	3,803,151	1.5%
Radiant Opto-Electronics	6176 TT	NT$	104.0	1,021,000	3,331,786	1.3%
Waffer Technology	6235 TT	NT$	41.3	2,090,000	2,708,409	1.1%
Taiwan FamilyMart	5903 TT	NT$	51.5	1,645,592	2,659,178	1.0%
Chicony Electronics	2385 TT	NT$	29.8	2,697,367	2,522,169	1.0%
Yieh United Steel	9957 TT	NT$	12.9	3,500,000	1,419,987	0.5%

Rights issue						—
Taiwan Green Point		NT$	22.0	2,155,749	122,770	—

Singapore						1.1%
Bio-Treat Technology	BIOT SP	SG$	0.8	6,389,000	2,980,482	1.1%

B shares						1.9%
China International Marine	200039 CH	HK$	7.9	4,754,190	4,842,760	1.9%

New York						2.9%
China Techfaith Wireless	CNFT US	US$	18.7	197,700	3,693,036	1.5%
The9	NCTY US	US$	22.8	146,571	3,347,682	1.3%
Chindex International	CHDX US	US$	4.7	69,987	330,339	0.1%

A’ share access product						2.9%
Shenergy Access Product		US$	1.0	4,500,000	4,315,500	1.7%
Shanghai Airlines Access Product		US$	0.4	7,350,000	3,101,700	1.2%

Direct						7.0%
CDW Holdings Ltd				60,000,000	11,796,484	4.5%
Captive Finance				2,000,000	3,045,000	1.2%
Global e Business				40,000	3,043,727	1.2%
teco Optronics				1,861,710	150,000	0.1%

Other assets & liabilities						2.6%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.
The Fund is subject to the Investment Companies Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com
Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed portion of the China Fund Inc (the Fund). MC Inc is authorized and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicity does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
China Fund Inc (the Fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closedended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Past performance is not a guide to future returns. Markets and currency movements may cause the value of investments and income from them to fall as well as rise and you may get back less than you invested when you decide to sell your investments. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples, contained in this presenter. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment.
It should be noted that investment in the Fund carries a higher degree of risks when investing in China and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. Past performance is not necessarily a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.